UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

CAPSTONE GREEN ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15957	20-1514270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	CGEH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A supplements the Current Report on Form 8-K filed by Capstone Green Energy Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 7, 2025 (the “Original Form 8-K”).

Item 4.01Changes in Registrant’s Certifying Accountant

As previously announced in the Original Form 8-K, on November 1, 2024, CBIZ CPAs P.C. (“CBIZ”), previously known as Mayer Hoffman McCann P.C., purchased the attest business assets of the Company’s independent registered public accounting firm, Marcum LLP (“Marcum”). The Company expected that, subsequent to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, and subject to the approval of the Audit Committee of the Company’s Board of Directors and the completion of CBIZ’s customary client acceptance procedures, CBIZ would be engaged as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025. On March 14, 2025, the Audit Committee of the Board of Directors approved the engagement of CBIZ as the Company’s independent registered public accounting firm. As a result, the dismissal of Marcum and the engagement of CBIZ have each become effective on March 14, 2025, and the services previously provided by Marcum to the Company will now be provided by CBIZ. The Company anticipates that the CBIZ audit team that will service the Company will initially be substantially the same as the audit team from Marcum that previously serviced the Company.

Marcum’s report on the Company’s consolidated balance sheets as of March 31, 2024 and 2023 and the related consolidated statements of operations, temporary equity and stockholders’ deficiency and cash flows for each of the fiscal years then ended, and the related notes to such consolidated financial statements, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent interim period through March 14, 2025, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, other than as described in the Original Form 8-K.

The Company has provided Marcum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

During the fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent interim period through March 14, 2025, the Company did not consult CBIZ with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by CBIZ that CBIZ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Marcum LLP, dated March 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

Date: March 14, 2025	By:	/s/ John J. Juric
Name: John J. Juric
Title: Chief Financial Officer